EXHIBIT 4.5

CERTIFICATE FOR PARTNERSHIP UNITS

OF

KILROY REALTY, L.P.

No.	Common Units

Kilroy Realty Corporation, as the General Partner of Kilroy Realty, L.P., a Delaware limited partnership (the “Operating Partnership”), hereby certifies that this certificate represents                      units of common limited partnership interest in the Operating Partnership (the “Partnership Units”) issued to                     , a limited partner of the Operating Partnership, whose partnership interest in the Operating Partnership is as set forth in the Agreement of Limited Partnership of Kilroy Realty, L.P., dated as of January 31, 1997 as it may be amended, modified or supplemented from time to time in accordance with its terms (the “Partnership Agreement”), under which the Operating Partnership is existing (copies of which are on file at the Operating Partnership’s principal office at 12200 W. Olympic Boulevard, Suite 200, Los Angeles, CA 90064).

THE PARTNERSHIP UNITS REPRESENTED BY THIS CERTIFICATE OR INSTRUMENT MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS SUCH TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION COMPLIES WITH THE PROVISIONS OF THE PARTNERSHIP AGREEMENT (A COPY OF WHICH IS ON FILE WITH THE OPERATING PARTNERSHIP AS INDICATED ABOVE). EXCEPT AS OTHERWISE PROVIDED IN THE PARTNERSHIP AGREEMENT, NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THE PARTNERSHIP UNITS REPRESENTED BY THIS CERTIFICATE MAY BE MADE EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR (B) IF THE OPERATING PARTNERSHIP HAS BEEN FURNISHED WITH A SATISFACTORY OPINION OF COUNSEL FOR THE HOLDER OF THE PARTNERSHIP UNITS REPRESENTED BY THIS CERTIFICATE THAT SUCH TRANSFER, SALE ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION IS EXEMPT FROM THE PROVISIONS OF SECTION 5 OF THE ACT AND THE RULES AND REGULATIONS IN EFFECT THEREUNDER.

DATED:
KILROY REALTY CORPORATION

General Partner of Kilroy Realty, L.P.

ATTEST:

By:	By: